UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 18, 2010

Date of report (Date of earliest event reported)
ADVANCED BIOENERGY, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Restructuring Agreement
     As previously reported, Advanced BioEnergy, LLC (the “Company”) entered into a Lock-Up and Voting Agreement with certain other parties, effective as of April 7, 2010, related to the restructuring of the debt (the “Restructuring”) of its wholly-owned subsidiary, Heartland Grain Fuels, L.P. (“HGF”). In connection with the Restructuring, HGF was converted into a Delaware limited liability company named ABE South Dakota, LLC (“ABE South Dakota”).
     The Company, ABE South Dakota, certain other subsidiaries of the Company, certain lenders to ABE South Dakota and certain other parties entered into a Restructuring Agreement dated as of June 16, 2010 (the “Restructuring Agreement”). The Restructuring Agreement was effective on June 18, 2010 upon certain conditions being met, including: (1) the Company contributing $10 million in proceeds from a private offering plus $2.25 million in cash on hand to ABE South Dakota, (2) ABE South Dakota applying the $10 million, plus $5 million of its cash reserves, to pay toward the obligations under its existing senior credit agreement, and ABE South Dakota paying the senior secured lenders a fee of $790,000, (3) ABE South Dakota applying the $2.25 million contributed by the Company to Wells Fargo Bank, National Association as the bond trustee (the “Trustee”) for the benefit of Oppenheimer Rochester National Municipals, as the sole holder of the subordinated bonds (the “Bondholder” and together with the Trustee and Brown County, South Dakota, as the issuer of the subordinated bonds, the “Subordinated Claimholders”) in full satisfaction of the debt owed under the bonds and a release and discharge of the bonds and all related agreements, and (4) ABE South Dakota and the senior secured lenders entering into an amendment and restatement of its existing senior credit agreement on substantially the terms further outlined below, including, among other things, an extension of the final maturity date, revisions to the interest rates applicable to the loans and the repayment schedule and a reduction of interest accrued through the closing on outstanding term and working capital loans to zero.
      The description of the Restructuring Agreement does not purport to be complete and is qualified in its entirety by reference to this document, which is filed as Exhibit 10.1 to this report.
Amended and Restated Senior Credit Agreement
     ABE South Dakota entered into that certain Amended and Restated Senior Credit Agreement dated as of June 16, 2010 (the “Senior Credit Agreement”) among ABE South Dakota, the lenders from time to time party thereto (the “Lenders”) and WestLB AG, New York Branch (“WestLB”) as Administrative Agent and Collateral Agent. The effective date of the Senior Credit Agreement was June 18, 2010 (the “Effective Date”).
     Commitments
     The Senior Credit Agreement converts the outstanding principal amount of the loans and certain other amounts under interest rate protection agreements under the existing senior credit agreement to a senior term loan in an aggregate principal amount equal to $84.3 million. On the Effective Date, interest accrued on outstanding term and working capital loans under the existing credit agreement was reduced to zero.
     Payments, Interest, and Fees
     The principal amount of the term loan facility is payable in equal quarterly payments of $750,000 beginning on June 30, 2010, with the remaining principal amount fully due and payable on March 31, 2016 (the “Final Maturity Date”).
     ABE South Dakota has the option to select between two floating interest rate loans under the terms of the Senior Credit Agreement: Base Rate Loans bear interest at the Administrative Agent’s base rate (which is the higher of the federal funds effective rate plus 0.50% or the Administrative Agent’s prime rate) plus an applicable margin (the “Applicable Margin”) that begins at 1.50% and increases to 4% after the third anniversary of the Effective Date. Eurodollar Loans bear interest at LIBOR plus the Applicable Margin.

     Under the terms of the Senior Credit Agreement, ABE South Dakota has agreed to pay a $3 million restructuring fee to the Lenders due at the earlier of the Final Maturity Date and the date on which the loans are repaid in full, and other administrative fees. ABE South Dakota’s obligations under the Senior Credit Agreement are secured by a first-priority security interest in all of the equity of ABE South Dakota and substantially all of ABE South Dakota’s assets.
     Loans outstanding under the Senior Credit Agreement are subject to mandatory prepayment in certain circumstances, including, but not limited to, mandatory prepayments based upon receipt of certain proceeds of asset sales, casualty proceeds, termination payments, and cash flows.
     Other Terms and Conditions
     The Senior Credit Agreement and the related loan documentation include, among other terms and conditions, limitations (subject to specified exclusions) on ABE South Dakota’s ability to make asset dispositions; merge or consolidate with or into another person or entity; create, incur, assume or be liable for indebtedness; create, incur or allow liens on any property or assets; make investments; declare or make specified restricted payments or dividends; enter into new material agreements; modify or terminate material agreements; enter into transactions with affiliates; change their line of business; and establish bank accounts.
     In addition, the Senior Credit Agreement and the related loan documentation, among other terms and conditions, require (subject to specified exclusions) ABE South Dakota to maintain adequate and specified insurance; maintain its separate existence from its upstream affiliates (including the Company); provide the lenders’ with a first-priority security interest in the collateral; and comply with laws and permits.
     The Senior Credit Agreement contains customary events of default and also includes an event of default for defaults on other indebtedness by ABE South Dakota or by its equityholder, ABE Heartland, LLC; and certain changes of control.
     The Senior Credit Agreement also required ABE South Dakota to enter into an Amended and Restated Accounts Agreement dated as of June 16, 2010 (the “Accounts Agreement”) among ABE South Dakota, Amarillo National Bank, as the Accounts Bank and Securities Intermediary and WestLB as the Collateral Agent and Administrative Agent. Among other things, the Accounts Agreement establishes certain special, segregated project accounts and establishes procedures for the deposits and withdrawals of funds into these accounts. Substantially all cash of ABE South Dakota is required to be deposited into the project accounts subject to security interests to secure obligations in connection with the Senior Credit Agreement. Funds will be released from the project accounts in accordance with the terms of the Accounts Agreement, which amends and restates the existing accounts agreement in its entirety.
     The descriptions of the Senior Credit Agreement and the Accounts Agreement do not purport to be complete and are qualified in their entirety by reference to these documents, which are filed as Exhibits 10.2 and 10.3 to this report and incorporated by reference herein.
     Other Agreements
     In connection with the transactions contemplated by the Senior Credit Agreement, ABE South Dakota entered into certain other arrangements and amended certain material agreements, including the exclusive ethanol marketing agreements between Hawkeye Gold, LLC and ABE South Dakota and an Administrative Services Agreement between the Company and ABE South Dakota. The Amended and Restated Administrative Services Agreement provides that the Company will provide certain administrative services to ABE South Dakota and ABE South Dakota will pay the Company $80,000 per month for the first 12 months following the Effective Date, and for each month thereafter, $0.02 multiplied by the aggregate gallons of denatured ethanol actually produced for such calendar month at any ethanol production facility owned or operated by ABE South Dakota.

Item 1.02.	Termination of a Material Definitive Agreement.
     Effective June 18, 2010, in connection with the Restructuring described above under Item 1.01, the Subordinated Claimholders and ABE South Dakota terminated the Bond Trust Indenture dated as of October 1, 2007 between the Issuer and the Trustee, the Loan Agreement dated as of October 1, 2007 between the Issuer and ABE South Dakota and certain other “Terminated Subordinated Debt Documents” as defined in the Restructuring Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Restructuring Agreement and the Senior Credit Agreement is hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     In connection with the Restructuring, the Company issued various accredited investors 6,900,000 membership units of the Company at a price of $1.50 per unit for an aggregate purchase price of $10,350,000 on June 18, 2010. The net proceeds from the private placement, after deducting offering expenses, were used to contribute $10,000,000 in cash to ABE South Dakota required by the terms of the Restructuring Agreement.
     We have reasonable grounds to believe that each investor is an “accredited investor” within the meaning of Rule 501 of Regulation D. In addition, each investor was provided access to business and financial information about us and represented that it is capable of bearing the economic risk of the investment. Each certificate evidencing securities to be issued to the investors will include a legend to the effect that the membership units are not registered under the Securities Act of 1933 and cannot be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

10.1	Restructuring Agreement dated as of June 16, 2010 among Advanced BioEnergy, LLC, ABE Heartland, LLC, ABE South Dakota, LLC, Dakota Fuels, Inc., the lenders referred to therein, WestLB AG, New York Branch, as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Trustee of the Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A, Oppenheimer Rochester National Municipals, as the sole bondholder, and Brown County, South Dakota, as issuer of the subordinated bonds.

10.2	Amended and Restated Senior Credit Agreement dated as of June 16, 2010 among ABE South Dakota, LLC, the lenders referred to therein and WestLB AG, New York Branch, as Administrative Agent and Collateral Agent.

10.3	Amended and Restated Accounts Agreement dated as of June 16, 2010 among ABE South Dakota, LLC, Amarillo National Bank, as the Accounts Bank and Securities Intermediary and WestLB AG, New York Branch, as Administrative Agent and Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010	ADVANCED BIOENERGY, LLC
	By:	/s/ Richard R. Peterson
Richard R. Peterson
Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Restructuring Agreement dated as of June 16, 2010 among Advanced BioEnergy, LLC, ABE Heartland, LLC, ABE South Dakota, LLC, Dakota Fuels, Inc., the lenders referred to therein, WestLB AG, New York Branch, as Administrative Agent and Collateral Agent, Wells Fargo Bank, National Association, as Trustee of the Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A, Oppenheimer Rochester National Municipals, as the sole bondholder, and Brown County, South Dakota, as issuer of the subordinated bonds.	Filed Electronically

10.2	Amended and Restated Senior Credit Agreement dated as of June 16, 2010 among ABE South Dakota, LLC, the lenders referred to therein and WestLB AG, New York Branch, as Administrative Agent and Collateral Agent.	Filed Electronically

10.3	Amended and Restated Accounts Agreement dated as of June 16, 2010 among ABE South Dakota, LLC, Amarillo National Bank, as the Accounts Bank and Securities Intermediary and WestLB AG, New York Branch, as Administrative Agent and Collateral Agent.	Filed Electronically